UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/27/2005

CDI Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-05519

Pennsylvania	23-2394430
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1717 Arch Street, 35th Floor
Philadelphia, PA 19103-2768
(Address of Principal Executive Offices, Including Zip Code)

(215) 569-2200
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On October 27, 2005, CDI Corp. ("CDI") agreed to an amendment to its existing line of credit promissory note with JP Morgan Chase Bank, N.A. (the "Bank"). The amendment increased the maximum amount which CDI may borrow from the Bank under this uncommitted promissory note from $20 million to $25 million. In addition, the amendment extended the maturity date of the note from November 15, 2005 to February 28, 2006.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the information set forth above under Item 1.01.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CDI Corp.

Date: November 02, 2005.	By:	/s/ Cecilia J. Venglarik
Cecilia J. Venglarik
Senior Vice President